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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated January 15, 1999, with respect to the balance sheet of gURL, Interactive Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-90435) and the related Prospectus of iTurf Inc. for the registration of 3,586,996 shares of its Class A Common Stock.

ERNST & YOUNG LLP
New York, New York
November 18, 1999


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                       CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1999 (except to the second paragraph of Note 1, as to which the date is April 1, 1999), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-90435) and the related Prospectus of iTurf Inc. for the registration of 3,586,996 shares of its Class A Common Stock.

ERNST & YOUNG LLP
New York, New York
November 18, 1999